Exhibit 11.1

                        Ball Corporation and Subsidiaries
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)
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                                                                                        March 30,              March 31,
                                                                                          1997                   1996
                                                                                    ------------------     ------------------
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Earnings (loss) per Common Share - Assuming No Dilution

Net income (loss) from:
       Continuing operations                                                        $          7.0         $          6.8
       Discontinued operations                                                                --                     (1.3)
                                                                                    ------------------     ------------------
Net income                                                                                     7.0                    5.5
Preferred dividends, net of tax                                                               (0.7)                  (0.8)
                                                                                    ------------------     ------------------

Net earnings available to common shareholders                                       $          6.3         $          4.7
                                                                                    ==================     ==================

Weighted average number of  common shares outstanding (000s)
                                                                                            30,447                 30,067
                                                                                    ==================     ==================

Earnings (loss) per share of common stock:
       Continuing operations                                                        $         0.21          $        0.20
       Discontinued operations                                                                 --                   (0.04)
                                                                                    ------------------     ------------------
                                                                                    $         0.21          $        0.16
                                                                                    ==================     ==================

Earnings (loss) per Share - Assuming Full Dilution

Net income (loss) from:
       Continuing operations                                                        $          7.0         $          6.8
       Discontinued operations                                                                --                     (1.3)
                                                                                    ------------------     ------------------
Net income                                                                                     7.0                    5.5
Adjustments for deemed ESOP cash contribution in lieu of Series B ESOP
   Preferred dividend                                                                         (0.5)                  (0.6)
                                                                                    ------------------     ------------------

Net earnings attributable to common shareholders                                    $          6.5         $          4.9
                                                                                    ==================     ==================

Weighted average number of common shares outstanding (000s)                                 30,447                 30,067
Dilutive effect of stock options                                                                33                    128
Common shares issuable upon conversion of Series B ESOP Preferred stock
                                                                                             1,938                  2,059
                                                                                    ------------------     ------------------
Weighted average number shares applicable to fully diluted earnings per
   share                                                                                    32,418                 32,254
                                                                                    ==================     ==================

Fully diluted earnings (loss) per share:
       Continuing operations                                                        $         0.20          $        0.19
       Discontinued operations                                                                --                    (0.04)
                                                                                    ------------------     ------------------
                                                                                    $         0.20          $        0.15

                                                                                    ==================     ==================
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